Exhibit 99.1

Genius Brands Announces Transformational Acquisition of WOW! Unlimited Media Inc., Creating a Global Animation & Digital Media Powerhouse

Grows Pro-Forma Last-Twelve-Months (LTM) Revenues by over 1100%

Adds Growing Pipeline and Over $62 Million in Secured Future Revenue from Top Clients Including Netflix, Mattel, Sony, Hulu, Peacock, DreamWorks, and Moonbug

Acquisition Includes “Channel Frederator Network,” YouTube’s #1 Talent Driven Animation Network, with 2,500 Channels and over 1 Billion Advertiser Supported Monthly Views

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BEVERLY HILLS, Calif., and Toronto, Canada October 27, 2021: Genius Brands International, Inc. (“Genius Brands”) (NASDAQ: GNUS) and WOW! Unlimited Media ((WOW!) (TSX-V: WOW) announced today that they have entered into a definitive agreement whereby Genius Brands will acquire WOW! for approximately US$53million in cash and stock.

The Company will host a conference call at 10:30 A.M. Eastern Time today, Wednesday, October 27, 2021, to discuss the transaction.  The live webcast and replay will be available at: https://audience.mysequire.com/webinar-view?webinar_id=d60fcedd-8494-4230-a5a2-8db7278a66c3

WOW! Unlimited Media, based in Toronto, Vancouver, New York and Los Angeles, has built one of the world’s leading animation production companies producing for the top broadcasters and IP holders including Netflix, Amazon Prime, Sony, Hulu, Dreamworks, Moonbug, Peacock and Mattel. Based on the last twelve months (LTM) from July 2020-June 2021, the Company’s revenue and EBITDA were US$56.4million and US$5.1 million respectively, and its growing order book has over $62 million dollars of contracted production in the next year alone.

Andy Heyward, Chairman and Chief Executive Officer of Genius Brands, commented, “The acquisition of WOW! substantially accelerates the financial growth of Genius Brands, delivering on our promise to shareholders to execute meaningful and accretive acquisitions, as we seek to rapidly consolidate the marketplace and become the foremost producer, broadcaster, and consumer product licensor of high-quality children’s entertainment in the world.”

“I have known and worked with WOW! Chairman and CEO Michael Hirsh throughout my career, and there is nobody more talented, accomplished or well regarded. His track record of many hits includes the first Star Wars animated programs, Magic School Bus, Care Bears, Babar, Johnny Test, and Beetlejuice, among others.

“In addition to the animation productions of WOW! today and the exciting new brand brought to the table for Genius Brands, WOW! has a massive social media footprint across YouTube, TikTok, Giphy, etc., expanding the Genius Brands kids’ audience demo into the lucrative teens and young adult marketplaces. The company has over 1 billion views per month on its Frederator YouTube Network, with over 2,500 advertiser supported channels, making it the number one talent driven animation YouTube Network.”

WOW!’s Canadian production facilities enable a number of profitable synergies for the company via access to various federal and provincial tax credits, which will allow Genius Brands to transfer its current animation production at great savings from China. Heyward added, “In addition to WOW!’s 3rd party service production, we will now place many of the exciting upcoming WOW! owned content on Kartoon Channel! and activate it through our consumer products and global distribution sales network, further advancing revenues and earnings.”

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Michael Hirsh, Chairman and Chief Executive Officer of WOW!, commented, “I’m excited to work with Andy and the Genius Brands team. This is a powerful partnership that brings immediate and significant value for shareholders. We bring production capacity, new IP, and a robust and profitable YouTube Network with over a billion views per month. Genius Brands, with Kartoon Channel!, has a fully distributed footprint where our content can thrive and also help Kartoon Channel! itself expand. Genius Brands’ world class consumer product licensing team led by Kerry Phelan, will enable us to monetize all of these great characters and brands. This transaction represents the culmination of our extensive strategic review process. We feel that this is a very attractive opportunity for our shareholders with significant potential upside in the months and years ahead.”

Highly Compelling Financial Benefits

The acquisition increases Genius pro-forma revenues for the last-twelve-months (LTM) by over 1100%On a stand-alone basis:

•	WOW!’s LTM revenue was over US$56 million
•	WOW!’s LTM EBITDA was over US$5 million
•	WOW!’s 2020 EBITDA growth was over 45% year over year

WOW! has a robust animation business with consistent revenue and EBITDA growth, and strong visibility into future revenue with marquee clients and partners including Netflix, DreamWorks, Sony, Mattel, Spin Master, Moonbug, and Hulu.

Synergies and cost savings

The combination is expected to drive synergies on multiple fronts, including:

•	WOW! in- house brands, currently unexploited, to now be monetized through Genius Brands’ Ad Sales, Global Distribution, and Consumer Product licensing units.
•	Cost-savings from delisting of the Canadian publicly listed WOW! entity and related regulatory, legal and operational expenses

Global Animation Powerhouse:

The combination creates an end-to-end animation ecosystem driving exceptional value for shareholders, including:

•	Addition of two studios with strong track record of producing top end animation - Frederator Studios (produced Adventure Time, FairlyOdd Parents, Powerpuff Girls, Dexter’s Laboratory, Castlevania) and Mainframe Studios (produced Madagascar – a Little Wild, Barbie Dreamhouse)
•	A captive animation production studio that can be leveraged for in-house production of Genius Brands’ properties, thus driving cost synergies
•	Expanding audience demographics beyond kids into teens and young adult audiences and global social media platforms, with high-performing properties such as:
o	Castlevania (Top 10 on Netflix)
o	Bee and Puppycat (over 1 billion impressions across YouTube and social media)
o	Catbug (over 200 million impressions on TikTok)

Expanded leadership team

The transaction will result in an expanded global leadership team

•	Michael Hirsh, CEO of WOW! will join the Board of Directors of Genius Brands and continue his responsibilities for Mainframe, Frederator Studios, Networks and Platforms.

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Expansion into High Growth Areas

The transaction expands Genius Brands’ business in multiple high-growth areas, including:

•	Highly profitable, full-service animation sub-contract studio with continuing and reliable high-end clients
•	Expansion into teen and young adult focused animation
•	Addition of a large YouTube business to drive growth of Genius Brands’ overall advertising-video-on-demand (AVOD) business (the addition of the Channel Frederator Network, an animation and pop culture driven digital network with 1 billion+ average monthly views and 2,500+ creator driven channels)

Strong Commitment to Canada and Benefits of the Canadian Tax Credit System

•	Wow!’s Canadian content operations will continue as a distinct Canadian controlled business
•	The transfer of animation production to Canada is expected to benefit Genius Brands through Canadian Content incentives as well as Production Service Tax Credits and to provide direct benefits for Canadians through opportunities for Canadian animators and other production personnel

The Company will host a conference call at 10:30 A.M. Eastern Time today, Wednesday, October 27, 2021, to discuss the transaction.  The live webcast and replay will be available at: https://audience.mysequire.com/webinar-view?webinar_id=d60fcedd-8494-4230-a5a2-8db7278a66c3

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, coming to Kartoon Channel! in 2022; Rainbow Rangers on Kartoon Channel! and Netflix; Llama Llama, starring Jennifer Garner, on Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Pluto TV, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple i0s, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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